Contacts:
Pete Michielutti	Stacy Kruse
Chief Financial Officer	Director of Finance, Treasurer
Wilsons The Leather Experts Inc.	Wilsons The Leather Experts Inc.
(763) 391-4000	(763) 391-4000

For Immediate Release
Wilsons The Leather Experts Inc. Receives Non-Binding Investment Proposal

MINNEAPOLIS — (BUSINESS WIRE) — May 11, 2004 — Wilsons The Leather Experts Inc. (NASDAQ: WLSN) today announced it has received a non-binding proposal from an institutional investor for the purchase in a private placement, for $35,000,000 in cash, of 16,279,070 shares of common stock of the Company at $2.15 per share and warrants to purchase 3,000,000 shares of common stock of the Company for $3.00 per share, exercisable for five years. Under the non-binding proposal, warrants to purchase 2,000,000 shares of common stock would be issued at the time of signing a definitive agreement and warrants to purchase an additional 1,000,000 shares of common stock would be issued at closing. The institutional investor making the non-binding proposal had previously been in negotiations to purchase convertible preferred stock of the Company and warrants, as described in the Company’s release of April 16, 2004. The institutional investor terminated those negotiations on April 23, 2004.

On April 25, 2004, the Company entered into a definitive agreement with Peninsula Investment Partners, L.P. (“Peninsula”), and two affiliates of Quaker Capital Management Corporation (“Quaker”) for the purchase, for $35,000,000 in cash, of an aggregate of 17,948,718 shares of common stock of the Company for $1.95 per share, and warrants to purchase an aggregate of 4,000,000 shares of common stock of the Company for $3.00 per share, exercisable for five years. Warrants to purchase 2,000,000 shares were issued on April 25, 2004, at the time the definitive agreement was signed. Warrants to purchase an additional 2,000,000 shares will be issued at closing. These agreements were described in the Company’s release dated April 26, 2004. The non-binding proposal that was received appears to be intended to be in lieu of the shares of common stock that Peninsula and Quaker have agreed to purchase.

The agreements of the Company with Peninsula and Quaker do not permit termination of those agreements prior to a shareholders’ meeting of the Company to consider approval of the purchase of the shares, unless that meeting does not occur by July 15, 2004, or the closing does not occur by July 22, 2004. The proceeds of the purchase of the shares of common stock are needed by the Company to enable it to borrow under its existing senior credit facility, which the Company believes must occur in mid-July. Those proceeds are intended to be used to repay the Company’s outstanding 111/4% Senior Notes maturing on August 15, 2004.

The Company will submit the non-binding proposal to its directors for consideration.

The securities referred to above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. The non-binding proposal contemplates that a registration statement would be filed by the Company on Form S-3 no later than 30 days after the closing of the transaction with the Securities and Exchange Commission for purposes of registering the resale of the shares of Common Stock issued in the private placement.

This release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offering of the Company’s securities under a resale registration statement would be made only by means of a prospectus.

Additional information

The Company has filed a draft proxy statement with the Securities and Exchange Commission and intends to mail a proxy statement to its shareholders in connection with the refinancing of its 11 1/4% Senior Notes. Investors of the Company are urged to read the proxy statement when it becomes available because it will contain important information about the Company and the refinancing. Investors and security holders may obtain a free copy of the proxy statement (when it is available) at the SEC’s web site at www.sec.gov. A free copy of the proxy statement may also be obtained from the Company.

In addition to the proxy statement, the Company files annual, quarterly, and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements, and other information at the SEC’s public reference room located at 450 5th Street, N.W., Washington, D.C., 20549, or any of the SEC’s other public reference rooms located in New York and Chicago. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms. These SEC filings are also available for free at the SEC’s web site at www.sec.gov. A free copy of these filings may also be obtained from the Company.

Information concerning participant

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from its shareholders in favor of the refinancing. Information about the directors and executive officers of the Company may be found in the Company’s definitive proxy statement for its 2004 annual meeting of shareholders and in the Company’s annual report on Form 10-K for the fiscal year ended January 31, 2004. In addition, information regarding the interests of the Company’s officers and directors in the refinancing will be included in the proxy statement.

About Wilsons Leather

Wilsons Leather is the leading specialty retailer of leather outerwear, accessories and apparel in the United States. As of May 1, 2004, Wilsons Leather operated 458 stores located in 45 states and the District of Columbia, including 334 mall stores, 107 outlet stores and 17 airport stores. The Company, which regularly supplements its permanent mall stores with seasonal stores during its peak selling season from October through January, operated 229 seasonal stores in 2003.

Except for historical information, matters discussed in this press release are forward-looking statements that involve risks and uncertainties, and actual results may be materially different. Factors that could cause actual results to differ include: risks associated with our debt service, including our current inability to access our revolving credit facility or repay the 111/4% Senior Notes when due; our ability to exit store leases for the 111 liquidation stores; changes in customer shopping patterns; competition in our markets; economic downturns; failure of results of operations to meet expectations of research analysts; change in consumer preferences and fashion trends away from leather; reductions in our comparable store sales over the past three years; our inability to grow the business as planned; decreased availability and increased cost of leather; risks associated with foreign sourcing and international business; risks associated with estimates made in our critical accounting policies; seasonality of the business; dilution to our shareholders as a result of the refinancing; loss of key members of our management team; reliance on third parties for maintaining our management information systems; concentration of our common stock; volatility of our common stock; war, acts of terrorism or the threat of either; and interruption in the operation of corporate offices and distribution centers. The information included in this press release is operative as of this date only. Wilsons Leather does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. In order to ensure that all investors continue to have equal access to the same information, Wilsons Leather will refrain from updating projections made in this press release unless it does so through means designed to provide broad distribution of the information to the public.

###

7401 Boone Avenue North Brooklyn Park, Minnesota 55428
763.391.4000 763.391.4535 fax wilsonsleather.com